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                                                                     Exhibit 5.1

                  [TESTA, HURWITZ & THIBEAULT, LLP LETTERHEAD]


                                                           May 24, 2001

SIPEX Corporation
22 Linnell Circle
Billerica, Massachusetts  01821

       Re: Registration Statement on Form S-8 Relating to the 2000 Non-Qualified Stock Option Plan and Certain
                Non-Plan Option Agreements

Ladies and Gentlemen:

       Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by SIPEX Corporation, a Massachusetts corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 1,710,000 shares of Common Stock, par value $.01 per share, of the Company (the "Shares").

       We are counsel to the Company and are familiar with the proceedings of its shareholders and Board of Directors. We have examined original or certified copies of the Company's Restated Articles of Organization, the Company's Restated By-Laws, the corporate records of the Company to the date hereof, and such other certificates, documents, records and materials as we have deemed necessary in connection with this opinion.

       Based upon and subject to the foregoing, we are of the opinion that the Shares proposed to be issued by the Company pursuant to the 2000 Non Qualified Stock Option Plan (the "Plan") and the Non-Plan Option Agreements referred to in the Registration Statement (the "Agreements") will be, upon receipt of the appropriate consideration, validly issued, fully paid and nonassessable after the issuance of such Shares in accordance with the terms of the Plan or the Agreements, as applicable.

       We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                     Very truly yours,

                                     /s/ Testa, Hurwitz & Thibeault, LLP

                                     TESTA, HURWITZ & THIBEAULT, LLP